UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mega World Food Holding Company
(Name of small business issuer in our charter)

Nevada	2030	27-4715504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

ROOM C1D, 6/F, WING HING INDUSTRIAL BUILDING, 14 HING YIP STREET, KWUN TONG, KOWLOON, HONG KONG.
(Address of principal executive offices)	(Zip Code)
CORPORATE ADMINISTRATIVE SERVICES INC. 1955 BARING BLVD SPARKS, NV 89434 (775) 358-1412 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐                    Accelerated Filer ☐
Non-accelerated filer☐                    Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by the Selling Stockholders [4]	500,000	$.10	$50,000.00	$3.57

(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0000713 of the aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

  PROSPECTUS – SUBJECT TO COMPLETION DATED February 24, 2011

Mega World Food Holding Company
500,000 Shares of Common Stock

Selling shareholders are offering up to 500,000 shares of common stock.  The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or on any listed exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2011.

SUMMARY INFORMATION AND RISK FACTORS	5
RISK FACTORS	7
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	19
LEGAL PROCEEDINGS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
DESCRIPTION OF SECURITIES	24
INTEREST OF NAMED EXPERTS	25
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	25
DESCRIPTION OF BUSINESS	25
DESCRIPTION OF PROPERTY	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	33
EXECUTIVE COMPENSATION	35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36
FINANCIAL STATEMENTS	37

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Mega World Food Holding Company, or the “Company,” is a Nevada corporation formed on September 14, 2010.  At September 14, 2010, the Company acquired 100% ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, owned 100% by our founder, chairman and director, Mr. Xiaozhong Wu.   At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 to our founder, chairman and director, Mr. Xiaozhong Wu, to acquire 100% ownership of Mega World Food Limited (HK).  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company. The purpose of this transaction was solely to form a U.S. holding company for our business.

Our principal executive office is located at ROOM C1D, 6/F, WING HING INDUSTRIAL BUILDING, 14 HING YIP STREET, KWUN TONG, KOWLOON, HONG KONG.
Tel: 00852-21101865.  We have no separate U.S. office and utilize as a U.S. address that of our registered agent which is 1995 Baring Blvd., Sparks, NV 89434.

Business

Through our wholly-owned subsidiary Mega World Food Limited, referred to as Mega World Limited, our business will be the sale of frozen vegetables in all areas of the world except China.  We have not yet sold any of these products.

We sell the following types of frozen vegetables:  frozen bamboo shoots, frozen mulberry, frozen white cauliflower, frozen lotus root, frozen green soy bean, frozen broccoli, frozen rape flower, frozen snow bean and frozen sward bean.

These food products are produced in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  On August, 1, 2010, Mega World Limited signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is currently the primary supplier of the products we sell.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.
The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers. Supplier has further agreed that it will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.

As of the date of this registration statement, we have generated no revenues.

The Offering

As of the date of this prospectus, we had 25,000,000 shares of common stock outstanding.

Selling shareholders are offering up to 500,000 shares of common stock.  The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will pay all expenses of registering the securities, estimated at approximately $60,000.  We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

STATEMENT OF LOSS
		Period
		June 24,
		2010 (Date of
		Inception)
	Year Ended	Through
	September 30,	December 31
	2010	2010

Revenues:	-	-
COGS:	-	-
Gross Profit	-	-
Operating expenses:	$39,053	$43,062
Net Loss	$(39,053)	$(43,062	)-

BALANCE SHEETS

	September 30, 2010	December 31, 2010

ASSETS	$59,112	$56,603

LIABILITIES	$-	$1,500

STOCKHOLDERS’ Equity	$59,112	$55,103

TOTAL LIABILITIES & EQUITY	$59,112	$56,603

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

Our generating no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of December 31, 2010, 2010, we have  no revenues generated.   As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Any decrease in the availability, or increase in the cost, of frozen vegetables we purchase for resale could materially affect our earnings.

Our operations depend heavily on the availability of frozen vegetables we will resell. We purchase all of the food products we will resell from Lin’an Fengye, an affiliate. However, if Lin’an Fengye is unable or unwilling to provide us with frozen vegetables on terms favorable to us, we may be unable to resell certain products. This could result in a decrease in profit and damage to our reputation in our industry. In the event our costs of acquiring these food products increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for these products could materially increase our costs and therefore lower our earnings.

Our revenue will decrease if there is less demand for frozen vegetable products.

We are subject to the general changes in economic conditions affecting the purchase of frozen vegetable products. Demand for our products is typically affected by a number of economic factors, including, but not limited to, consumer demand for the type of vegetables we will sell and competition with fresh vegetables. If there is a decline in demand for our frozen vegetable products, our revenue will likewise decrease.

We face increasing competition from domestic and foreign companies.

The food industry in throughout the world is fragmented. Our ability to compete against other Chinese and international enterprises is, to a significant extent, dependent on our ability to distinguish our products from those of our competitors by providing large volumes of high quality products that appeal to consumers’ tastes and preferences at reasonable prices. Some of our competitors have been in business longer than we have and are more established. Our competitors may provide products comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in price reductions, higher supplier prices, reduced margins and loss of market share, any of which could materially adversely affect our profit margins.

Our sales and reputation may be affected by product liability claims, litigation or, product recalls in relation to our products.

The sale of products for human consumption involves an inherent risk of injury to consumers. We face risks associated with product liability claims, litigation, or product recalls, if our products cause injury or become adulterated or misbranded. Our products are subject to product tampering and contamination, such as mold, bacteria, insects, shell fragments and off-flavor contamination, during any of the procurement, production, transportation and storage processes. If any of our products were to be tampered with, or become tainted in any of these respects, and we were unable to detect this, our products could be subject to product liability claims or product recalls. Our ability to sell products could be reduced if certain pesticides, herbicides or other chemicals used by growers have left harmful residues on portions of our raw materials or if our raw materials have been contaminated by other agents.

We have not procured a product liability or general liability insurance policy for our business, as the insurance industry in China is still in an early stage of development. To the extent that we suffer a loss of a type which would normally be covered by product liability or general liability insurance in the United States, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Product liability claims and product recalls could have a material adverse effect on the demand for our products and on our business goodwill and reputation. Adverse publicity could result in a loss of consumer confidence in our products.

General economic conditions could reduce our revenues.

General economic conditions in the world outside of China where we will sell have an impact on our business and financial results. The global economy in general remains uncertain. As a result, individuals and companies may delay or reduce expenditures. Weak economic conditions and/or softness in the consumer or business channels could result in lower demand for our products, resulting in lower sales, earnings and cash flows.

A conflict of interest may exist for our Chairman Xiaozhong Wu due to his position and interest in us and in Lin’an Fengye, our main supplier.

Lin’an Fengye is a Chinese manufacturing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is the main supplier of the products we will sell.  Mr. Wu may face a conflict in calculating the price the products are sold to us and the determining amount of products we purchase.  However, because Mr. Wu has a fiduciary duty to us and our shareholders, he has indicated that he will assure strict adherence to this provision of the agreement and has further agreed that Supplier will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the products.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our chairman Xiaozhong Wu and our CFO Yaping He. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our chairman Xiaozhong Wu and our CFO Yaping He are responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Our chairman and director who is primarily responsible for managing our business will devote less than full time to our business, which may impede our ability to implement our business plan.

Mr. Wu, our chairman and director, will devote approximately 60% of his time to our business.  As a result, our management may not currently be able to devote the time necessary to our business to assure successful implementation of our business plan.

Risks Related to our Operations in China

Because our supplier’s operations are located in China, the following risks could affect our business of our supplier and thus harm our revenues.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, the business of our suppliers could be adversely affected.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. Further as a result, it could be difficult for investors to effect service of process in the U.S. or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

You may have difficulty in enforcing any judgment against any or all of our executive officers and directors as they are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S.

All of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we and our suppliers must conduct their business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability and our supplier’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. The central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.  Any divestiture could reduce our assets or revenues and thus reduce the value of our stock.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. Currently, RMB is stronger than U.S. Dollars. Further, China announced its decision on June 19, 2010 to no longer peg the RMB to the U.S. dollar. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should RMB appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increase on to our customers, our profitability and operating results will suffer. In addition, if our sales to international customers grow rapidly, we are subject to the risk of foreign currency depreciation.

Because we are not a U.S. company, restrictions on the payment of dividends, our ability to pay dividends is limited.

We, from time to time, may be subject to restrictions on our ability to pay dividends to shareholders, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China, which could reduce our ability to compete and our revenues.

The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States.  The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected and our revenues could be reduced.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

We are a non-U.S. company and all of our assets are located outside the United States and all of our current operations are conducted in China.  Moreover, all of our directors and officers are nationals or residents of China.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons.  In  addition,  there is  uncertainty  as to whether the courts of China would recognize or enforce  judgments of U.S. courts obtained against us or such officers and/or directors  predicated upon the civil liability  provisions  of the  securities  law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons  predicated  upon the  securities  laws of the United States or any state thereof.  Further, China’s treaties do not provide for reciprocal recognition and enforcement of judgments of U.S. courts.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 1,150,000 shares of our common stock held by non- affiliates and 23,850,000 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

450,000 of our shares held by non-affiliates and 50,000 shares held by non-management affiliates are being registered in this offering, however the remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 95.40% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares.  The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement.  We have no agreement, written or oral, with our selling shareholders about this price.  Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our lack of significant revenues

•	our growth potential

•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer.  All selling security holders may be deemed underwriters.

Name of Shareholders	Total Shares Owned	Shares Registered	Remaining Shares if All Registered Shares Sold [1]	% Before Offering	% After Offering	Material Transactions with Selling Shareholder in past 3 years (incl. nature of services provided and dates provided)
Weidong Cheng	10,000	10,000	0	0.04%	0
Peiying Bi	10,000	10,000	0	0.04%	0
Fengyi Su	10,000	10,000	0	0.04%	0
Zhenyou Bi	10,000	10,000	0	0.04%	0
Dan Meng	10,000	10,000	0	0.04%	0
Ruhua Zang	10,000	10,000	0	0.04%	0
Xuefei Bi	10,000	10,000	0	0.04%	0
Xirong Liu	10,000	10,000	0	0.04%	0
Xiaoying Zhou	10,000	10,000	0	0.04%	0
Huaping Yu	10,000	10,000	0	0.04%	0
Hua Zhang	10,000	10,000	0	0.04%	0
Yu Sheng	10,000	10,000	0	0.04%	0
Huali Zheng	10,000	10,000	0	0.04%	0
Jiansong Lin	10,000	10,000	0	0.04%	0
Xiang Gao	10,000	10,000	0	0.04%	0
Jicheng Yang	10,000	10,000	0	0.04%	0
Wang’er Chen	10,000	10,000	0	0.04%	0
Ping Wang	10,000	10,000	0	0.04%	0
Wu Dong	10,000	10,000	0	0.04%	0
Jianbing Chen	10,000	10,000	0	0.04%	0
Jiajun Fan	10,000	10,000	0	0.04%	0
Yueqing Zhu	10,000	10,000	0	0.04%	0
Jun Wang	10,000	10,000	0	0.04%	0
Liren Mao	10,000	10,000	0	0.04%	0
Fuqing Zhang	10,000	10,000	0	0.04%	0
Huazheng Ren	10,000	10,000	0	0.04%	0
Yonghong Fan	10,000	10,000	0	0.04%	0
Jiacheng Zhang	10,000	10,000	0	0.04%	0

Dailong Su	10,000	10,000	0	0.04%	0
Zhihua Jiang	10,000	10,000	0	0.04%	0
Chunyang Chen	10,000	10,000	0	0.04%	0
Rongcheng Duan	10,000	10,000	0	0.04%	0
Zhimin Xu	10,000	10,000	0	0.04%	0
Qiaoge Wei	10,000	10,000	0	0.04%	0
Jin’e Wang	10,000	10,000	0	0.04%	0
Xin’er Tong	10,000	10,000	0	0.04%	0
Xiaozhen Wu	10,000	10,000	0	0.04%	0
Wei Huang	10,000	10,000	0	0.04%	0
Yan Huang	10,000	10,000	0	0.04%	0
Aihua Li	10,000	10,000	0	0.04%	0
Jian Di [2]	2,975,000	25,000	2,975,000	11.90%	11.70%	Business Consultant since September 20, 2010 and continuing
Yuan Su [2]	2,975,000	25,000	2,975,000	11.90%	11.70%
Guoyong Xu	500,000	25,000	475,000	2.00	1.90%
Michael Williams	225,000	24,000	201,000	1.00%	0.80%	Attorney since formation and continuing
M. Brandon Williams	12,500	500	12,000	0.04%	0.04%	Affiliate of Attorney
Maggie Ensley Williams	12,500	500	12,000	0.04%	0.04%	Affiliate of Attorney
Total	4,125,000	500,000	3,625,000

[1] Assuming sale of all shares registered hereunder.

[2] Jian Di owns 2,475,000 shares of common stock and Yuan Su, who owns an additional 500,000 shares of common stock, are husband and wife and are thus deemed to beneficially own each other’s shares.

Share Issuances

These selling security holders acquired their shares by purchase exempt from registration under Regulation S of the 1933 Act and under Section 4(2) of the 1933 Act in exempt transactions as follows:

Issued common stocks to Williams @$0.01 per share
for services rendered on 9/20/2010	250,000

Issued common stocks to Jian Di @$0.01 per share	2,475,000
for services rendered on 9/20/2010

Issued common stocks to Yuan Su and Guoyong Xu
@$0.01 per share for cash on 9/20/2010	1,000,000

Issued common stocks to 40 shareholders
@$0.1 per share for cash on 9/30/2010	400,000

•	On September 20, 2010, 1,000,000 shares were issued to two non-U.S. shareholders Yuan Su and Guoyong Xu for $.01 cash consideration per share for aggregate consideration of $10,000.
•
On September 20, 2010, 2,725,000 shares were issued to 2 service providers, a non-U.S. business consultant Jian Di and a U.S. attorney, Michael Williams. We valued these shares at $.01 per share based upon contemporaneous cash sales for aggregate consideration of $27,250.

o	On the same date, the Attorney gifted 25,000 share aggregate issued to him to two affiliates of the attorney, his son and daughter-in-law.
•	On September 30, 2010, we sold 400,000 shares to 40 non-affiliated non-U.S. shareholders at $.10 cash consideration per share for aggregate consideration of $40,000.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

·	None of these issuances involved underwriters, underwriting discounts or commissions.

·	Restrictive legends were and will be placed on all certificates issued as described above.

·	The distribution did not involve general solicitation or advertising.

·	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

·	None of these issuances involved underwriters, underwriting discounts or commissions;

·	We placed Regulation “S” required restrictive legends on all certificates issued;

·	No offers or sales of stock under the Regulation “S” offering were made to persons in the United States;

·	No direct selling efforts of the Regulation “S” offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

·	Access to all our books and records.

·	Access to all material contracts and documents relating to our operations.

·	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 500,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters.  We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our director and executive officer is as follows:

Name	Age	Position
Xiaozhong Wu	37	Chairman of the Board, Chairman, and CEO
Yaping He	37	Chief Financial Officer and Chief Accounting Officer; Director

Xiaozhong Wu has held the position of chairman of Mega World Food Holding Company since inception in September  2010. Mr. Wu has held the position of chairman of Mega World Food Limited (HK) since inception in June 2010. Since June 2006, he has been Chairman of Lin’an Fengye Food Co. Ltd.  From May 2000 to May 2006, he was the general manager of Hangzhou Kangdaqing Frozen Food Co., Ltd. He brings his years of experience in vegetable cultivation, processing and sales to the Board. Mr. Wu graduated from animal husbandry and veterinary department of Zhejiang University with a Bachelor degree. He brings many years of experience in the management and operations of a business in our industry as well as his educational background to our Board of Directors.

Yaping He has served as CFO of Mega World Food Holding Company since inception in September 2010.  Since  June 2006, she has been CFO of Lin’an Fengye Food Co. Ltd.  From May 2000 to May 2006, she was the financial director in Hangzhou Kangdaqing Frozen Food Co. Ltd., engaged in financial work and brings her years of financial related education and experience as well as experience related to our industry to the Board. Mrs. He graduated from Zhejiang Radio and TV University in July 1999, the major of accounting.

Mr. Wu, our chairman and director, will devote approximately 60% of his time, and Ms. He, our CFO and director will devote all her time to our business.

Family Relationships

Xiaozhong Wu and Yaping He are husband and wife.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•      Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•      Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•      Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is Maoli Village, Longgang Town, Lin’an City, Zhejiang Province, 311322,People’s Republic of China.

Name	Number of Shares of Common stock	Percentage
Xiaozhong Wu [1]	20,875,000	83.50%
Yaping He [1]	20,875,000	83.50%
Jian Di [2]	2,975,000	11.90%
Yuan Su[2]	2,975,000	11.90%
All executive officers and directors as a group [2 persons]	20,875,000	83.50%

[1]  Mr. Wu and Mrs. He are husband and wife.  The shares are owned of record by our founder, chairman and director, Mr. Xiaozhong Wu.  Yaping He disclaims beneficial ownership of these shares.

[2] Mr. Di and Mrs. Su are husband and wife.  They are each registering 25,000 shares of common stock for resale in this offering and if all are sold, will beneficially own 2,925,000 shares representing 11.70% ownership.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 25,000,000 shares of common stock outstanding as of September 30, 2010.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $.001 par value per share. As of the date of this registration statement, there were 25,000,000 shares of common stock issued and outstanding held by 47 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup , the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock in series as fixed by the Directors with a par value of $0.001 per share. As of the date of this registration statement, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to September 30, 2010 included in this prospectus have been audited by Enterprise CPAs, Ltd. which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.    Michael T. Williams, principal of Williams Law Group, P.A., owns 225,000 shares of our common stock, of which 24,000 are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Hong Kong China Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Mega World Food Holding Company is a Nevada corporation formed on September 14, 2010.  At September 14, 2010, the Company acquired 100% ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, owned 100% by  our founder, chairman and director, Mr. Xiaozhong Wu.   At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 to our founder, chairman and director, Mr. Xiaozhong Wu, to acquire 100% ownership of Mega World Food Limited (HK).  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company. The purpose of this transaction was solely to form a U.S. holding company for our business.

General

Through our wholly-owned subsidiary Mega World Food Limited, referred to as Mega World Limited, our business will be the sale of frozen vegetables in all areas of the world except China.  We have not yet sold any of these products.

We will sell the following types of frozen vegetables:  frozen bamboo shoots, frozen mulberry, frozen white cauliflower, frozen lotus root, frozen green soy bean, frozen broccoli, frozen rape flower, frozen snow bean and frozen sward bean.

These food products are produced in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  On August, 1, 2010, Mega World Limited signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is currently the primarysupplier of the products we will sell.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers. Supplier has further agreed that it will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.

Customers

We anticipate that we will sell our products to the frozen vegetable wholesalers and other distributors.

Markets

We will sell our products in throughout the world except China.

Marketing

Our products will be sold directly by our officers, directors and employees to customers and potential customers.  We will locate these customers primarily by personal contacts or referrals.

Consulting Services of Ji an Di

We have entered into a Consulting Agreement as of September 20, 2010 with Jian Di ("Consultant").  Under the terms of the Agreement, as amended, Mr. Di provides the following advisory services:

•	Render advice concerning short-range and long-range strategic planning to develop and enhance the Company's products and services; and

•
Render advice concerning methods to create greater exposure to the Company and its products and services including becoming a company whose securities are traded on the appropriate U.S. securities market and to act as intermediary with U.S. service providers in such process.

Consultant has no authority to make and shall not make or undertake any policy making function on behalf of the Company.

Our Competition and Our Market Position

Competition within the frozen vegetables industry is intense. We will compete with both large scale state-owned enterprises and smaller scale private companies. In addition, we also face competition from international frozen vegetables resellers.  Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.

Our major competitors are  Yantai Taizi Food Company and Ningbo Haitong Food Company as well as other frozen vegetable distributors. We are small compared to most of our competitors.

We compete with these and other suppliers based upon the quality of our products, low cost management, management’s knowledge of the industry, and professional service.

Research and Development

We have not incurred research and development expenses in the last two fiscal years.

Our Intellectual Property

We have no intellectual property.

Our Employees

Our only employees are our management.  We have no collective bargaining agreement with our employees.  We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Mega World Food Holding Company is a Nevada corporation formed on September 14, 2010.  At September 14, 2010, the Company acquired 100% ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, owned 100% by our founder, chairman and director, Mr. Xiaozhong Wu.   At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 to our founder, chairman and director, Mr. Xiaozhong Wu, to acquire 100% ownership of Mega World Food Limited (HK).  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company. The purpose of this transaction was solely to form a U.S. holding company for our business.

The principal executive office is located at ROOM C1D, 6/F, WING HING INDUSTRIAL BUILDING, 14 HING YIP STREET, KWUN TONG, KOWLOON, HONG KONG.
We have no separate U.S. office and utilize as a U.S. address that of our registered agent which is 1995 Baring Blvd., Sparks, NV 89434.

Business

Through wholly-owned subsidiary Mega World Food Limited (HK), referred to as Mega World HK, the Company’s business will be the sale of frozen vegetables in all areas of the world except China.

The Company will sell the following types of frozen vegetables:  frozen bamboo shoots, frozen mulberry, frozen white cauliflower, frozen lotus root, frozen green soy bean, frozen broccoli, frozen rape flower, frozen snow bean and frozen sward bean.

These food products are produced in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  On August, 1, 2010, Mega World Limited signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is currently the primary supplier of the products we will sell.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers. Supplier has further agreed that it will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.

From September 14, 2010 through December 31, 2010 we did not generate any sales revenue yet.

Results of Operations

For the period from June 24, 2010 to December 31, 2010:-

Revenue

Since our company started on June 24, 2010 , there was no revenue generated as of December 31, 2010..

Cost of Revenue

Since our company started on June 24, 2010, there was no cost of goods sold incurred as of December 31, 2010..

Expense

Our expenses consist of selling, general and administrative expenses as follows:
As of December 31, 2010, there was a total of $43,061.42 operating expenses as follows:

Operating Expense
Bank Service Charges	61.75
Consulting Expense	30,652.88
Professional Fees
Legal fee	2,500.00
Total Professional Fees	2,500.00

Registration Fee	2,947.05
Rent Expense	4,181.05
SEC Edgarzation Fee	1,500.00
Travel Expense	1,218.69
Total Expense	43,061.42

For the total consulting expense of $30,652.88, there was consulting fee of $24,750 by issuing common stocks after the service completed, and the consulting fee of $5,902.88 by cash payment.  With respect to the consulting fee, we entered into a Consulting Agreement as of September 20, 2010 with J ian Di ("Consultant").  Under the terms of the Agreement, as amended, Mr. Di provides the following advisory services:

•	Render advice concerning short-range and long-range strategic planning to develop and enhance the Company's products and services; and

•
Render advice concerning methods to create greater exposure to the Company and its products and services including becoming a company whose securities are traded on the appropriate U.S. securities market and to act as intermediary with U.S. service providers in such process.

Consultant has no authority to make and shall not make or undertake any policy making function on behalf of the Company.

We expect selling, general, and administrative expenses to increase in future periods as we initiate a number of marketing and promotional activities.

Income & Operation Taxes

We are subject to income taxes in the U.S., while our Hong Kong subsidiary was subject to the income tax laws of Hong Kong China.

We paid no income taxes in USA for the fiscal year ended September 30, 2010 due to the net operation loss in USA.

We paid no income taxes in China for the fiscal year ended September 30, 2010 as the subsidiary was established in June 2010.

Net Loss

We incurred net losses of ($43,062) for the period from June 24 to December 31, 2010..

Commitments and Contingencies

Mega World Food Holding Company is a Nevada corporation formed on September 14, 2010.  At September 14, 2010, the Company acquired 100% ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, owned 100% by founder Mr. Xiaozhong Wu.   At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 to Mr. Xiaozhong Wu to exchange the ownership of the Mega World Food Limited (HK).  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company.

On August 1, 2010, Mega World Limited (HK), our subsidiary, signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our Chairman.  These food products are produced in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  Lin’an Fengye is currently our primary supplier of the products we will sell.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers. Supplier has further agreed that it will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.

Foreign Currency Translation

The Company has determined the United States dollars to be its functional currency for Mega World Food Holding Company, Inc; Hong Kong dollars and RMB of China to be its functional currencies in Mega World Food Limited (HK).  Assets and liabilities were translated to U.S. dollars at the period-end exchange rate.  Statement of operations amounts were translated to U.S. dollars using the first date of each month during the year.  Gains and losses resulting from translating foreign currency financial statements are accumulated in other comprehensive income (loss), a separate component of shareholders’ equity.

Liquidity and Capital Resources

	At September 30	At December 31
	2010	2010

Current Ratio	-	-
Cash	$50,750	$50,750
Working Capital	$59,112	$55,103
Total Assets	$59,112	$56,603
Total Liabilities	$0	$1,500

Total Equity	$59,112	$55,103

Total Debt/Equity	0	0.03

*Current Ratio = Current Assets /Current Liabilities

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

The Company had cash and cash equivalents of $50,750 at September 30, 2010 and the working capital of $59,112.  There were no liabilities or debts as of September 30, 2010.

Until we generate operating revenues or receive other financing, all our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be approximately $60,000 in connection with this registration statement and thereafter less than $75,000 annually, will be funded as a loan from Xiaozhong Wu, our president and Director on a non-interest bearing basis due upon demand. Mr. Wu, our president and Director is not obligated to provide these or any other funds although he has indicated that he currently intends to do so and that he has sufficient liquid assets to meet all of these anticipated future obligations if we do not generate operating revenues or secure other funding.  There is no dollar limit to the amount he has agreed to provide.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

We will need to secure a minimum of $60,000 in funds to finance our business in the next 12 months, in addition to the funds which will be used to go and stay public, which funds will be used for business development and sales and marketing. However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding, except for the anticipated loans from management as described above, or any planned material acquisitions.

Our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

DESCRIPTION OF PROPERTY

Our business office address in Hong Kong is ROOM C1D, 6/F, WING HING INDUSTRIAL BUILDING, 14 HING YIP STREET, KWUN TONG, KOWLOON, HONG KONG.

•	Tel: 00852-21101865
•	Name of Landlord: HK WINNER INT’L BUSINESS LIMITED
•	Monthly Rental: $836/per month
•	Number of Square Meter: 50 Square Meters
•	Term of Lease: One year from August 1, 2010 to July 31, 2011

The property is adequate for our current needs.  We do not intend to renovate, improve, or develop properties.  We are not subject to competitive conditions  for  property  and currently  have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 14, 2010, 20,875,000 shares were issued as founder’s shares to our founder, chairman and director, Mr. Xiaozhong Wu.  We valued these shares at par value $.001.  The 20,875,000 shares were issued as follows:

Issued common stocks to founder at $0.001 per share
for acquisition of Mega World Food (HK) on 9/14/2010	14,972,120

Issued common stocks to founder at $0.001 per share
for consulting expenses paid by cash on 9/14/2010	5,902,880

The consulting service on September 14, 2010 for the cost of $5,902.88 was provided by Mr. Jian Di, related to advisory service regarding combination of two entities for Mega World Food Holding Company and Mega World Food Limited (HK).  Mr. Xiaozhong Wu made payment directly to Mr. Jian Di on September 14, 2010.

We did not generate any sales revenue or incurred any purchases as of December 31, 2010..

On August 1, 2010, Mega World Limited (HK), our subsidiary, signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our Chairman.  These food products are produced in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  Lin’an Fengye is currently our primary supplier of the products we will sell.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers. Supplier has further agreed that it will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•      Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

• Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•      Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•      Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.

Sales of our common stock under Rule 144.

There are 1,150,000 shares of our common stock held by non- affiliates and 23,850,000 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

450,000 of our shares held by non-affiliates and 50,000 shares held by non-management affiliates are being registered in this offering, however the remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 47 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective until before September 30, 2011, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through September 30, 2011, including a Form 10-K for the year ended September 30, 2011, assuming this registration statement is declared effective before that date.  At or prior to September 30, 2011, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2011.  If we do not file a registration statement on Form 8-A at or prior to September 30, 2011, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

We have not paid any compensation to our two executive officers and we have no agreements or understandings, written or oral, to pay them compensation.

Board of Directors

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Xiaozhong Wu	0	0	0	0	0	0	0
Yaping He	0	0	0	0	0	0	0

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS

MEGA WORLD FOOD HOLDING COMPANY

 (A Development Stage Enterprise)

Audited Financial Statements

AS OF SEPTEMBER 30, 2010
 AND FOR THE PERIOD FROM JUNE 24, 2010
(DATE OF INCEPTION) TO SEPTEMBER 30, 2010

Independent Auditor’s Report on the Consolidated Financial Statements	F-2

Balance Sheets	F-3

Statement of Operation	F-4

Shareholders Equity	F-5

Statement of Cash Flows	F-6

Notes to Financial Statements	F-7

Independent Registered Public Accounting Firm’s Auditor’s Report on the Consolidated Financial Statements

Board of Directors and Shareholders of Mega World Food Holding Company.

We have audited the accompanying consolidated balance sheets of Mega World Food Holding Company as of September 30, 2010, and the related statements of operation, shareholders’ equity, and cash flows for the period from June 24, 2010 (date of inception) through September 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mega World Food Holding Company as of September 30, 2010, and the results of its operations and their cash flows for the period from June 24, 2010 (date of inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

/s/ Enterprise CPAs, Ltd.

Enterprise CPAs, Ltd.
Chicago, IL

December 12, 2010

MEGA WORLD FOOD HOLDING COMPANY
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS
September 30
2010
ASSETS
Current assets:
Cash and cash equivalents	$50,750
Prepaid Rent Deposit, Net	8,362
Total Current Assets	$59,112

TOTAL ASSETS	$59,112

LIABILITIES & EQUITY

Stockholders' Equity:
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; no shares issued and outstanding.
Common stock, $0.001 par value; 100,000,000 shares
authorized; 25,000,000 shares issued and
outstanding at September 30, 2010.	$25,000
Paid-in capital	73,125
Deficit accumulated during the development stage	(39,053)
Accumulated other comprehensive income (loss)	40
Total stockholders' equity	$59,112

TOTAL LIABILITIES & EQUITY	$59,112

MEGA WORLD FOOD HOLDING COMPANY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF LOSS

		Cumulative from
	Year Ended	June 24, 2010
	September 30,	(Date of Inception)
	2010	to September 30, 2010
Revenues:	$-	$-
Cost of Goods Sold	$-	$-
Gross Profit	$-	$-
Operating expenses:
General and administrative expenses	39,053	39,053
Total Operating Expenses	$39,053	$39,053
Operating Loss	$(39,053)	$(39,053)
Interest income, net	$-	$-
Other Income, net	$-	$-
Interest Expense, net	$-	$-
Loss before taxes	$(39,053)	$(39,053)
Loss tax expense	$-	$-
Net Loss	$(39,053)	$(39,053)

Net Loss per common share-Basic	$-	$-
Net Loss per common share-Diluted	$-	$-

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	40	40
Other comprehensive loss	40	$40
Comprehensive Loss	(39,013)	$(39,013)

MEGA WORLD FOOD HOLDING COMPANY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
FOR THE PERIOD ENDED SEPTEMBER 30, 2010

				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity

Issued common stocks to founder at $0.001 per share
For organization on 9/14/2010	20,875,000	$20,875				$20,875

Issued common stocks to Williams @$0.01 per share
for services rendered on 9/20/2010	250,000	$250	$2,250			$2,500

Issued common stocks to Jian Di @$0.01 per share	2,475,000	$2,475	$22,275			$24,750
for services rendered on 9/20/2010

Issued common stocks to Yuan Su and Guoyong Xu
@$0.01 per share for cash on 9/20/2010	1,000,000	$1,000	$9,000			$10,000

Issued common stocks to 40 shareholders
@$0.1 per share for cash on 9/30/2010	400,000	$400	$39,600			$40,000

Adjustment for currency rate exchange					$40	$40

Net loss for the period ended September 30, 2010				$(39,053)		$(39,053)
Balance, September 30, 2010	25,000,000	$25,000	$73,125	$(39,053)	$40	$59,112

MEGA WORLD FOOD HOLDING COMPANY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS
		Cumulative from
		June 24,
	Year Ended	2010 (Date of
	September 30	Inception) Through
	2010	September 30, 2010

Operating Activities:
Net loss	$(39,053)	$(39,053)

Adjustments to reconcile net income to net cash provided by operating activities:

Non-cash portion of share based legal fee expense	$2,500	$2,500
Non-cash portion of share based consulting expense	$24,750	$24,750
Prepaid Deposit	$(8,362)	$(8,362)
Net cash provided by operating activities	$(20,165)	$(20,165)

Investing Activities:
Net cash provided by investing activities	$-	$-

Financing Activities:
Proceeds from issuance of common stock	70,875	70,875
Net cash provided by financing activities	$70,875	$70,875
Effect of Exchange Rate on Cash	$40	$40
Net increase (decrease) in cash and cash equivalents	$50,750	$50,750
Cash and cash equivalents at beginning of the year	$-	$-
Cash and cash equivalents at end of year	$50,750	$50,750

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION

Organization
Mega World Food Holding Company (the Company) is a Nevada corporation formed on September 14, 2010.  At September 14, 2010, the Company acquired 100% ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, owned 100% by founder, chairman and director, Mr. Xiaozhong Wu.   At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 to founder, chairman and director, Mr. Xiaozhong Wu, to acquire 100% ownership of Mega World Food Limited (HK).  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company. The purpose of this transaction was solely to form a U.S. holding company for the business, and this transaction is considered as a combination between entities under common control under the guidance of FASB ASC 805-50-25-2 and 805-50-45.

The principal executive office is located at ROOM C1D, 6/F, WING HING INDUSTRIAL BUILDING, 14 HING YIP STREET, KWUN TONG, KOWLOON, HONG KONG.  The U.S. address is 1995 Baring Blvd., Sparks, NV 89434.

Business

Through wholly-owned subsidiary Mega World Food Limited (HK), referred to as Mega World HK, the Company’s business is the sale of frozen vegetables in all areas of the world except China.

The Company will sell the following types of frozen vegetables:  frozen bamboo shoots, frozen mulberry, frozen white cauliflower, frozen lotus root, frozen green soy bean, frozen broccoli, frozen rape flower, frozen snow bean and frozen sward bean .

These food products are produced in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  On August, 1, 2010, Mega World Limited signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is currently the primary supplier of the products we sell.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers.  Supplier has further agreed that it will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) ASC 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to establishing a new business and for which either of the following conditions exists: planned principal operations have not commenced; or the planned principal operations have commenced, but there has been no significant revenue there from.  Due to the Company’s primary efforts was on the formation of new company, and there were no sales activities incurred, accordingly, the Company is considered as development stage entity.

Basis of accounting

The financial statements reflect the assets, revenues and expenditures of the Company on the accrued basis of accounting.  The Company’s fiscal year end is the last day of September 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures.  Accordingly, actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Mega World Food Holding Company and Mega World Food Limited (HK).  All significant intercompany balances and transactions have been eliminated in consolidation

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2010, the company had cash and cash equivalents of $50,750.

Mega World Food Limited (HK) Expense Prior 9/14/2010

The Company incurred registration fee, travel expense, and rent expense for setting up Mega World Food Limited in Hong Kong.  The total expense incurred in Hong Kong prior September 14, 2010, the inception date of Mega World Food Holding Company incorporated in the State of Nevada.  The cost was fully expensed and listed as follows:

Mega World Food Limited (HK) Expense Prior 9/14/201
Bank Service Charges	61.75
Registration Fee	2,947.05
Rent Expense	1,226.44
Travel Expense	1,218.69
Total Organization	5,453.93

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with FASB ASC 718, Stock-Based Compensation, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.
The Company incurred legal fee of $2,500 and consulting fee of $24,750 by issuing common stocks after the service completed.

Basics and Diluted Net Loss Per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards (SFAS) ASC 260, Earnings per Share (EPS).  ASC 260 requires presentation of basis and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basics and Diluted Net Loss Per Common Share (Continued)

As of September 30, 2010, the Company only issued one type of shares, i.e., common shares only.  There are no other types securities were issued.  Accordingly, the diluted and basics net loss per common share are the same.

Net Loss September 30, 2010			$(39,053)
			$(39,053)

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares

September 14, 2010	20,875,000	16/16	20,875,000

September 20, 2010	3,725,000	10/16	2,328,125

September 30, 2010	400,000	1/16	25,000

Weighted Average Shares			23,228,125

Basic & Diluted Net Loss Per Common Share	$0.00

The equation from computing basic and diluted EPS is:

Income (loss) available to common shareholders/Weighted-average shares.

The weighted average share was 2,328,125 and the net loss per share was $0.00 calculated as follows:

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Expense

As of September 30, 2010, there was a total of $39,053 operating expenses, which include consulting expense of $30,652.88, rent expense of $1,672.42, travel expense of $1,218.69, business set up and registration fee of $2,947.05, and legal service of $2,500.

Expense
Bank Service Charges	61.75
Consulting Expense	30,652.88
Registration fee	2,947.05
Professional Fees
Legal fee	2,500.00
Total Professional Fees	2,500.00

Rent Expense	1,672.42
Travel Expense	1,218.69
Total Expense	39,052.79

For the total consulting expense of $30,653, there was consulting fee of $24,750 by issuing common stocks after the service completed, and the consulting fee of $5,902.88 by cash payment.

Recent Accounting Pronouncements

The following pronouncements have become effective during the period covered by these financial statements or will become effective after the end of the period covered by these financial statements:

Pronouncement	Issued	Title

ASC 855	May 2009	Subsequent Events
ASC 105	June 2009	The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162
ASC 820	August 2009	Fair Value Measurements and Disclosures – Measuring Liabilities at Fair Value
ASC 260	September 2009	Earnings per Share – Amendments to Section 260-10-S99
ASC 820	September 2009	Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)
ASC 605	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASC 470	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing – a consensus of the FASB Emerging Issues Task Force
ASC 860	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets
ASC 505	January 2010	Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force
ASC 810	January 2010	Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASC 718	January 2010	Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation
ASC 820	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASC 810	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASC 815	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives

ASC 310 Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses	July 2010
For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December
15, 2010.
For nonpublic entities, the disclosures are effective for annual reporting periods ending on or after December 15, 2011.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

NOTE C – RELATED PARTY TRANSACTIONS

Cost of Goods Sold

These food products are manufactured in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  On August, 1, 2010, Mega World Limited signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is currently the main supplier of the Company.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers.

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation of the Company, the Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001; and 10,000,000 shares of preferred stocks with par value of $0.001.

Mega World Food Holding Company (the Company) is a Nevada corporation formed on September 14, 2010.  On September 14, 2010, the Company acquired 100% of ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, and owned 100% by founder, Mr. Xiaozhong Wu.  At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 for the total amount of $14,972.12 to Mr. Xiaozhong Wu to exchange the ownership of the Mega World Food Limited (HK), for the same amount of value of Mega World Food Limited (HK).  After the acquisition, Mega World Food Limited (HK) is wholly-owned subsidiary of the Company.

The Company issued shares as listed as follows:

Common Stock
Shares

Issued common stocks to founder at $0.001 per share
for organization expenses on 9/14/2010	14,972,120

Issued common stocks to founder at $0.001 per share
for consulting expenses paid by cash on 9/14/2010	5,902,880

Issued common stocks to Williams @$0.01 per share
for services rendered on 9/20/2010	250,000

Issued common stocks to Jian Di @$0.01 per share	2,475,000
for services rendered on 9/20/2010

Issued common stocks to Yuan Su and Guoyong Xu
@$0.01 per share for cash on 9/20/2010	1,000,000

Issued common stocks to 40 shareholders
@$0.1 per share for cash on 9/30/2010	400,000

Balance, September 30, 2010	25,000,000

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY (Continued)

On September 30, 2010, the Company issued 25,000,000 shares of its common stock to total 45 shareholders, including restricted shares issued to Founder, Xiaozhong Wu, consultant Jian Di & Yuan Su; and non-affiliated other 42 shareholders, equal to the equity value of $59,112.

The restricted common shares were issued as follows:

	Total Shares	%

Xiaozhong Wu, Chairman & CEO	20,875,000.00	83.50%
Jian Di*	2,475,000.00	9.90%
Yuan Su*	500,000.00	2.00%

Total	23,850,000.00	95.40%

* Jian Di and Yuan Su are husband and wife.

The percentage calculation is based on the total outstanding 25,000, 000 shares

Therefore, as of September 30, 2010, there was total share of 25,000,000 outstanding.

NOTE E – Acquisition of Mega World Food Limited (HK)

On September 14, 2010, the Mega World Food Holding Company (the Company) acquired the 100% ownership of a Hong Kong company, Mega World Food Limited (HK) owned by Mr. Xiaozhong Wu.  Mega World Food Limited (HK) was incorporated on June 24, 2010, and incurred setting up, formation or organization activities since June 24, 2010.  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company. The purpose of this transaction was solely to form a U.S. holding company for the business, and this transaction is considered as a combination between entities under common control under the guidance of FASB ASC 805-50-25-2 and 805-50-45.

Under the guidance of FASB ASC 805-50-25-2 and 805-50-45, the accounting of the two entities combination was recorded as combined two entities’ book value, or pooling of interest accounting.

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE E – Acquisition of Mega World Food Limited (HK) (Continued)

The Company incurred registration fee, travel expense, and rent expense for setting up Mega World Food Limited in Hong Kong from June 24, 2010 to September 14, 2010.  The total expense incurred in Hong Kong prior September 14, 2010, the inception date of Mega World Food Holding Company incorporated in the State of Nevada, was fully expensed and listed as follows:

Mega World Food Limited (HK) Expense Prior 9/14/201
Bank Service Charges	61.75
Registration Fee	2,947.05
Rent Expense	1,226.44
Travel Expense	1,218.69
Total Expense Prior 9/14/2010	5,453.93

The following table summarizes the amounts recognized for assets and liabilities assumed as of the acquisition date, September 14, 2010.

As of September 14, 2010:

HSBC Bank Balance	$710.15
Prepaid Rent Deposit	$8,808.04
Loan from Mr. Xiaozhong Wu	$14,972.12

At September 14, 2010, total consideration of $14,972.12 (common shares of 14,972,120 at $0.001) was transferred to Mr. Xiaozhong Wu.

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE F – GOING CONCERN (Continued)

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

NOTE G – INCOME TAXES

The Company has incurred net losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the accompanying financial statements.  The net operating loss can be carried forward in 15 years.

The income tax benefit differed from the amount computed by applying the US federal income tax rate of 15% to net loss as a result of the following:

	2010
Computed expected tax benefit	(15.00	) %
State income tax, net of federal benefit	(7.30)
Valuation allowance	22.30

Income tax benefit	-%

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of September 30, 2010 is presented below:

Deferred Tax Assets:

2010
Registration Fee for start-up costs	$2,947
Valuation allowance	(2,947)
Net deferred tax assets	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.

MEGA WORLD FOOD HOLDING COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE G – INCOME TAXES (Continued)

Based upon the lack of historical taxable income and uncertain projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the net deferred tax assets aggregating $2,947 as of September 30, 2010.

MEGA WORLD FOOD HOLDING COMPANY

 (A Development Stage Enterprise)

Unaudited Financial Statements

AS OF December 31, 2010
 AND FOR THE PERIOD FROM JUNE 24, 2010
(DATE OF INCEPTION) TO December 31, 2010

F1-1

Balance Sheets	F1-3

Statement of Operation	F1-4

Shareholders Equity	F1-6

Statement of Cash Flows	F1-5

Notes to Financial Statements	F1-7

F1-2

MEGA WORLD FOOD HOLDING COMPANY
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS
December 31
2010
(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,750
Prepaid Rent Deposit, Net	5,853
Total Current Assets	$56,603

TOTAL ASSETS	$56,603

LIABILITIES & EQUITY

Liabilities
Current Liabilities
Loan from Shareholders	1,500.00
Total Other Current Liabilities	$1,500.00

Stockholders' Equity:
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; no shares issued and outstanding.
Common stock, $0.001 par value; 100,000,000 shares
authorized; 25,000,000 shares issued and
outstanding at September 30, 2010.	$25,000
Paid-in capital	73,125
Deficit accumulated during the development stage	(43,062)
Accumulated other comprehensive income (loss)	40
Total stockholders' equity	$55,103

TOTAL LIABILITIES & EQUITY	$56,603

F1-3

MEGA WORLD FOOD HOLDING COMPANY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF LOSS
		Cumulative from
	Three Month Ended	June 24, 2010
	December 31,	(Date of Inception)
	2010	to December 31, 2010
	(Unaudited)	(Unaudited)
Revenues:	$-	$-
Cost of Goods Sold	$-	$-
Gross Profit	$-	$-
Operating expenses:
General and administrative expenses	4,009	43,062
Total Operating Expenses	$4,009	$43,062
Operating Loss	$(4,009)	$(43,062)
Interest income, net	$-	$-
Other Income,net	$-	$-
Interest Expense, net	$-	$-
Loss before taxes	$(4,009)	$(43,062)
Loss tax expense	$-	$-
Net Loss	$(4,009)	$(43,062)

Net Loss per common share-Basic	$-	$-
Net Loss per common share-Diluted	$-	$-

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	0	40
Other comprehensive loss	0	$40
Comprehensive Loss	(4,009)	$(43,022)

F1-4

MEGA WORLD FOOD HOLDING COMPANY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS
		Cumulative from
		June 24,
	Three Month Ended	2010 (Date of
	December 31	Inception) Through
	2010	December 31, 2010
	(Unaudited)	(Unaudited)
Operating Activities:
Net loss	$(4,009)	$(43,062)

Adjustments to reconcile net income to net cash provided
by operating activities:
Non-cash portion of share based legal fee expense	$-	$2,500
Non-cash portion of share based consulting expense	$-	$24,750
Prepaid Deposit	$2,509	$(5,853)
Loan from shareholers	$1,500	$1,500
Net cash provided by operating activities	$-	$22,897

Investing Activities:
Net cash provided by investing activities	$-	$-

Financing Activities:
Proceeds from issuance of common stock	-	70,875
Net cash provided by financing activities	$-	$70,875
Effect of Exchange Rate on Cash	$-	$40
Net increase (decrease) in cash and cash equivalents	$-	$50,750
Cash and cash equivalents at beginning of the year	$50,750	$-
Cash and cash equivalents at end of year	$50,750	$50,750

F1-5

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (Unaudited)
FOR THE PERIOD ENDED DECEMBER 31, 2010
				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity
June 24, 2010	-	$-	$-	$-		$-

Issued common stocks to founder at $0.001 per share
for organization expenses on 9/14/2010	20,875,000	$20,875				$20,875

Issued common stocks to Williams @$0.01 per share
for services rendered on 9/20/2010	250,000	$250	$2,250			$2,500

Issued common stocks to Jian Di @$0.01 per share	2,475,000	$2,475	$22,275			$24,750
for services rendered on 9/20/2010

Issued common stocks to Yuan Su and Guoyong Xu
@$0.01 per share for cash on 9/20/2010	1,000,000	$1,000	$9,000			$10,000

Issued common stocks to 40 shareholders
@$0.1 per share for cash on 9/30/2010	400,000	$400	$39,600			$40,000

Adjustment for currency rate exchange					$40	$40

Net loss for the period ended September 30, 2010				$(39,053)		$(39,053)
Balance, September 30, 2010	25,000,000	$25,000	$73,125	$(39,053)	$40	$59,112

Net loss for the three month ended December 31, 2010				$(4,009)		$(4,009)
Balance, December 31, 2010	25,000,000	$25,000	$73,125	$(43,062)	$40	$55,103

F1-6

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION
Organization
Mega World Food Holding Company (the Company) is a Nevada corporation formed on September 14, 2010.  At September 14, 2010, the Company acquired 100% ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, owned 100% by founder, chairman and director, Mr. Xiaozhong Wu.   At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 to founder, chairman and director, Mr. Xiaozhong Wu, to acquire 100% ownership of Mega World Food Limited (HK).  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company. The purpose of this transaction was solely to form a U.S. holding company for the business, and this transaction is considered as a combination between entities under common control under the guidance of FASB ASC 805-50-25-2 and 805-50-45.

The principal executive office is located at ROOM C1D, 6/F, WING HING INDUSTRIAL BUILDING, 14 HING YIP STREET, KWUN TONG, KOWLOON, HONG KONG.  The U.S. address is 1995 Baring Blvd., Sparks, NV 89434.

Business

Through wholly-owned subsidiary Mega World Food Limited (HK), referred to as Mega World HK, the Company’s business is the sale of frozen vegetables in all areas of the world except China.

The Company will sell the following types of frozen vegetables:  frozen bamboo shoots, frozen mulberry, frozen white cauliflower, frozen lotus root, frozen green soy bean, frozen broccoli, frozen rape flower, frozen snow bean and frozen sward bean .

These food products are produced in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  On August, 1, 2010, Mega World Limited signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is currently the primary supplier of the products we sell.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers. Supplier has further agreed that it will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.

F1-7

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) ASC 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to establishing a new business and for which either of the following conditions exists: planned principal operations have not commenced; or the planned principal operations have commenced, but there has been no significant revenue there from.  Due to the Company’s primary efforts was on the formation of new company, and there were no sales activities incurred, accordingly, the Company is considered as development stage entity.

Basis of accounting

The financial statements reflect the assets, revenues and expenditures of the Company on the accrued basis of accounting.  The Company’s fiscal year end is the last day of September 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures.  Accordingly, actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Mega World Food Holding Company and Mega World Food Limited (HK).  All significant intercompany balances and transactions have been eliminated in consolidation

F1-8

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2010, the company had cash and cash equivalents of $50,750.

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with FASB ASC 718, Stock-Based Compensation, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.
The Company incurred legal fee of $2,500 and consulting fee of $24,750 by issuing common stocks after the service completed.

Basics and Diluted Net Loss Per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards (SFAS) ASC 260, Earnings per Share (EPS).  ASC 260 requires presentation of basis and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

As of December 31, 2010, the Company only issued one type of shares, i.e., common shares only.  There are no other types securities were issued.  Accordingly, the diluted and basics net loss per common share are the same.
Basic and Diluted Net Loss Per Common Share are the same.

The equation from computing basic and diluted EPS is:

Income (loss) available to common shareholders/Weighted-average shares.

The weighted average share was 2,500,000 and basic and diluted net loss per share was $0.00.

F1-9

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Expense

For three month period ending December 31, 2010, there was a total of $4,008.63 operating expenses, which include rent expense of $2,508.63, and SEC Edgar filing service fee of $1,500.

Expense
Rent Expense	2,508.63
SEC Edgarzation Fee	1,500.00
Total Expense	4,008.63

Recent Accounting Pronouncements

The following pronouncements have become effective during the period covered by these financial statements or will become effective after the end of the period covered by these financial statements:

Pronouncement	Issued	Title
ASC 855	May 2009	Subsequent Events
ASC 105	June 2009	The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162
ASC 820	August 2009	Fair Value Measurements and Disclosures – Measuring Liabilities at Fair Value
ASC 260	September 2009	Earnings per Share – Amendments to Section 260-10-S99
ASC 820	September 2009	Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)
ASC 605	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASC 470	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing – a consensus of the FASB Emerging Issues Task Force
ASC 860	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets
ASC 505	January 2010	Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force

ASC 810	January 2010	Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASC 718	January 2010	Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation
ASC 820	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASC 810	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASC 815	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives

F1-10

ASC 810	January 2010	Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASC 718	January 2010	Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation
ASC 820	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASC 810	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASC 815	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives

ASC 310 Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses	July 2010
For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December
15, 2010.
For nonpublic entities, the disclosures are effective for annual reporting periods ending on or after December 15, 2011.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

NOTE C – RELATED PARTY TRANSACTIONS

Cost of Goods Sold

These food products are manufactured in China by Lin’an Fengye Food Co., Ltd. (“Lin’an Fengye” or “Supplier”).  It was established in 2006 specializing in the growing and processing of frozen vegetables, and is located Maoli Village, Longgang Town, Lin’an City, Zhejiang Province.  On August, 1, 2010, Mega World Limited signed a ten year distribution agreement with Lin’an Fengye.  Lin’an Fengye is a Chinese vegetable processing company owned 51% by Mr. Xiaozhong Wu, our chairman.  Lin’an Fengye is currently the main supplier of the Company.  Under the distribution agreement, we are not prohibited from distributing products produced and supplied by entities other than the Supplier.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be the same price as Supplier charges other non-affiliated third party distributors or other sales made on a wholesale basis as modified from time to time in Supplier’s discretion but only if the same modification is made for other non-affiliated third party distributors or wholesale purchasers.

F1-11

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation of the Company, the Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001; and 10,000,000 shares of preferred stocks with par value of $0.001.

Mega World Food Holding Company (the Company) is a Nevada corporation formed on September 14, 2010.  On September 14, 2010, the Company acquired 100% of ownership of Mega World Food Limited (HK), a Hong Kong China corporation formed in June 24, 2010, and owned 100% by founder, Mr. Xiaozhong Wu.  At September 14, 2010, the Company issued 14,972,120 common shares at par value of $0.001 for the total amount of $14,972.12 to Mr. Xiaozhong Wu to exchange the ownership of the Mega World Food Limited (HK), for the same amount of value of Mega World Food Limited (HK).  After the acquisition, Mega World Food Limited (HK) is wholly-owned subsidiary of the Company.

The Company issued shares as listed as follows:

Common Stock
Shares

Issued common stocks to founder at $0.001 per share
for organization expenses on 9/14/2010	14,972,120

Issued common stocks to founder at $0.001 per share
for consulting expenses paid by cash on 9/14/2010	5,902,880

Issued common stocks to Williams @$0.01 per share
for services rendered on 9/20/2010	250,000

Issued common stocks to Jian Di @$0.01 per share	2,475,000
for services rendered on 9/20/2010

Issued common stocks to Yuan Su and Guoyong Xu
@$0.01 per share for cash on 9/20/2010	1,000,000

Issued common stocks to 40 shareholders
@$0.1 per share for cash on 9/30/2010	400,000

Balance, December 31, 2010	25,000,000

F1-12

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY (Continued)

On September 30, 2010, the Company issued 25,000,000 shares of its common stock to total 45 shareholders, including restricted shares issued to Founder, Xiaozhong Wu, consultant JianDi & Yuan Su; and non-affiliated other 42 shareholders, equal to the equity value of $59,112.

The restricted common shares were issued as follows:

	Total Shares	%

Xiaozhong Wu, Chairman & CEO	20,875,000.00	83.50%
Jian Di*	2,475,000.00	9.90%
Yuan Su*	500,000.00	2.00%

Total	23,850,000.00	95.40%

* Jian Di and Yuan Su are husband and wife.

The percentage calculation is based on the total outstanding 25,000, 000 shares

There were no any shares issued for the period from October 1 to December 31, 2010.  Therefore, as of December 31, 2010, there was total share of 25,000,000 outstanding.

NOTE E – Acquisition of Mega World Food Limited (HK)

On September 14, 2010, the Mega World Food Holding Company (the Company) acquired the 100% ownership of a Hong Kong company, Mega World Food Limited (HK) owned by Mr. Xiaozhong Wu.  Mega World Food Limited (HK) was incorporated on June 24, 2010, and incurred setting up, formation or organization activities since June 24, 2010.  Mega World Food Limited (HK) is wholly-owned subsidiary of the Company. The purpose of this transaction was solely to form a U.S. holding company for the business, and this transaction is considered as a combination between entities under common control under the guidance of FASB ASC 805-50-25-2 and 805-50-45.

Under the guidance of FASB ASC 805-50-25-2 and 805-50-45, the accounting of the two entities combination was recorded as combined two entities’ book value, or pooling of interest accounting.

F1-13

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE E – Acquisition of Mega World Food Limited (HK) (Continued)

The Company incurred registration fee, travel expense, and rent expense for setting up Mega World Food Limited in Hong Kong from June 24, 2010 to September 14, 2010.  The total expense incurred in Hong Kong prior September 14, 2010, the inception date of Mega World Food Holding Company incorporated in the State of Nevada, was fully expensed and listed as follows:

Mega World Food Limited (HK) Expense Prior 9/14/201
Bank Service Charges	61.75
Registration Fee	2,947.05
Rent Expense	1,226.44
Travel Expense	1,218.69
Total Expense Prior 9/14/2010	5,453.93

The following table summarizes the amounts recognized for assets and liabilities assumed as of the acquisition date, September 14, 2010.

As of September 14, 2010:

HSBC Bank Balance	$710.15
Prepaid Rent Deposit	$8,808.04
Loan from Mr. Xiaozhong Wu	$14,972.12

At September 14, 2010, total consideration of $14,972.12 (common shares of 14,972,120 at $0.001) was transferred to Mr. Xiaozhong Wu.

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

F1-14

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE F – GOING CONCERN (Continued)

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

NOTE G – INCOME TAXES

The Company has incurred net losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the accompanying financial statements.  The net operating loss can be carried forward for 15 years.

The income tax benefit differed from the amount computed by applying the estimated US federal income tax rate of 15% to net loss as a result of the following:

	2010
Computed expected tax benefit	(15.00	) %
State income tax, net of federal benefit	(7.30)
Valuation allowance	22.30

Income tax benefit	-%

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2010 is presented below:

Deferred Tax Assets:
2010
Registration Fee for start-up costs	$2,947
Valuation allowance	(2,947)
Net deferred tax assets	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.

F1-15

MEGA WORLD FOOD HOLDING COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE G – INCOME TAXES (Continued)

Based upon the lack of historical taxable income and uncertain projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the net deferred tax assets aggregating $2,947 as of December 31, 2010.

F1-16

PROSPECTUS – SUBJECT TO COMPLETION DATED February 24, 2011
MEGA WORLD FOOD HOLDING COMPANY
Dated February 24, 2011

Selling shareholders are offering up to 500,000 shares of common stock.  The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board or Pick Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Hong Kong China law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$4
Legal Fees and Expenses	30,000
Accounting Fees and Expenses*	20,000
Miscellaneous	10,000
Total*	$60,004

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

These selling security holders acquired their shares by purchase exempt from registration under Regulation S of the 1933 Act and under Section 4(2) of the 1933 Act in exempt transactions as follows:  We issued 24,750,000 shares to 44 non-U.S. shareholders, including our management, and 250,000 shares to three U.S. shareholders as follows:

•	On September 14, 2010, 20,875,000 shares were issued as founder’s shares to management. We valued these shares at par value $.001. The 20,875, 000 shares were issued as follows:

Issued common stocks to founder at $0.001 per share
for acquisition of Mega World Food (HK) on 9/14/2010	14,972,120

Issued common stocks to founder at $0.001 per share
for consulting expenses paid by cash on 9/14/2010	5,902,880

•	On September 20, 2010, 1,000,000 shares were issued to two non-U.S. shareholders for $.01 cash consideration per share for aggregate consideration of $10,000.
•
On September 20, 2010, 2,725,000 shares were issued to 2 service providers, a non-U.S. business consultant and a U.S. attorney and two affiliates of the attorney.  We valued these shares at $.01 per share based upon contemporaneous cash sales for aggregate consideration of $27,250.

•	On September 30, 2010, we sold 400,000 shares to 40 non-affiliated shareholders at $.10 cash consideration per share for aggregate consideration of $40,000.

The shares were issued to the three U.S. shareholders under Section 4(2) of the Securities Act of 1933 and to the 44 non-U.S. shareholders under Regulation S of the Securities Act of 1933

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 2

1	Share Exchange Agreement
2	Articles of Share Exchange

Item 3

1	Articles of Incorporation – Mega World Food Holding Company
2	Bylaws - Mega World Food Holding Company
3	Organization Memorandum of Mega World Food Limited

Item 4

1	Form of common stock Certificate of the Mega World Food Holding Company (1)

Item 5

1	Legal Opinion of Williams Law Group, P.A.

Item 10

1	Agreement with Lin’an Fengye
2	Consulting Agreement with Jian Di
3	Amendment to Agreement with Lin’an Fengye *
4	Amendment to Consulting Agreement with Jian Di *

Item 23

1    Consent of Enterprise CPAs, Ltd, CPA.  *
2    Consent of Williams Law Group, P.A.   (included in Exhibit 5.1)

*filed herewith

All other Exhibits called for by Rule 601 of Regulation  SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant toRule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Hong Kong China on February 24, 2011.

Mega World Food Holding Company

 By:

Title	Name	Date	Signature
Principal Executive Officer	Xiaozhong Wu	February 24, 2011	/s/ Xiaozhong Wu

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Xiaozhong Wu	Xiaozhong Wu	Principal Executive Officer and Director	February 24, 2011
/s/ Yaping He	Yaping He	Principal Financial Officer and Principal Accounting Officer and Director	February 24, 2011